ATLANTIS BUSINESS DEVELOPMENT CORPORATION

            2004 EXECUTIVE AND EMPLOYEE BENEFIT AND STOCK OPTION PLAN

                                    SECTION 1

                                    PURPOSES.
                                    ---------

     Atlantis Business Development Corporation (the "Company") desires to afford certain of its key employees, officers, directors and consultants who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such individuals an increase in and greater concern for the welfare of the Company and its subsidiary.

     The Company, by means of this 2004 Executive and Employee Benefit and Stock Option Plan (the "Plan"), seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

     The Shares of common stock and stock options offered pursuant to the Plan are a matter of separate inducement and may be in lieu of any salary or other compensation for the services of any key employee or consultant.

     The stock options granted under the Plan are intended to be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not meet the requirements for incentive stock options.

                                    SECTION 2

                                  DEFINITIONS.
                                  -----------

As used in the Plan, the following terms shall have the meanings set forth below:

     (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     (c) "Committee" shall mean the Board of Directors, or a committee of the Board of Directors of the Company designated by resolution of the Board of Directors to administer the Plan, which shall consist of not less than two (2) "Non-Employee Directors," as such term is defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended, each having the requisite qualifications thereunder to satisfy the requirements of Rule 16b-3.

     (d) "Company shall mean ATLANTIS BUSINESS DEVELOPMENT CORPORATION", a Delaware corporation.


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     (e) "Eligible Person" shall mean any employee, officer or consultant providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. A director of the Company who is not also an employee of the Company or an Affiliate shall not be an Eligible Person.

     (f) "Fair Market Value" shall mean the closing "bid" price of the Company's Shares on the date in question as quoted on the Electronic Bulletin Board of the National Association of Securities Dealers or its Automated Quotation System ("NASDAQ") or on any successor national stock exchange on which the Common Stock is then traded, provided, however, that if on the date in question there is no public market for the Company's Shares and they are neither quoted on "NASDAQ" nor traded on a national securities exchange, then the Committee shall, in its sole discretion and best judgment, determine the Fair Market Value.

     (g) "Incentive Stock Option" shall mean an option granted under the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

     (h) "Non-Qualified Stock Option" shall mean an option granted under the Plan that is not intended to be an Incentive Stock Option.

     (i) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     (j) "Option Agreement" shall mean any written agreement, contract or document evidencing any Option granted under the Plan.

     (k) "Participant" shall mean an Eligible Person designated to be granted an Option under the Plan.

     (l) "Person" shall mean any individual, corporation, partnership, association, limited liability company, association or trust.

     (m) "Plan" is intended to constitute an employee benefit plan as defined in Rule 405 promulgated under the Securities Act of 1933, as amended and herein is referred to as the 2004 Executive and Employee Benefit and Stock Option Plan, as amended from time to time.

     (n) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

     (o) "Shares" shall mean shares of Common Stock, $.001 par value, of the Company underlying the Plan.

                                    SECTION 3

                                 ADMINISTRATION.
                                 --------------

(a) Power and Authority of the Committee. The Plan shall be administered by the
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Board of Directors, or, pursuant to resolution of the Board of Directors, a committee consisting of at least two non-employee directors, (the "Committee"). Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants;
(ii) determine the types of stock or Options (e.g., whether Incentive Stock Options or Non-Qualified Stock Options) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by each Option;
(iv) determine the terms and conditions of any Option Agreement; (v) amend the


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terms and conditions of any stock or Option Agreement and accelerate the exercisability of Options covered thereunder; (vi) determine whether, to what extent and under what circumstances Options may be exercised in cash, Shares or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances Options shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or Option Agreement relating to any stock or Option granted under the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Option granted under the Plan and any employee of the Company or any Affiliate.

                                    SECTION 4

                       AVAILABLE SHARES SUBJECT TO OPTION.
                       ----------------------------------

     (a) Shares Available. The total number of Shares for which shares or Options may be granted pursuant to the Plan shall be 2,000,000 Shares of the Common Stock in the aggregate, subject to adjustment as provided in Section 4(c). If any Shares covered by an Option or to which an Option relates are not purchased or are forfeited, or if an Option otherwise expires, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Option, to the extent of any such forfeiture or termination, shall again be available for Options under the Plan.

     (b) Accounting for Shares Covered by an Option. For purposes of this
Section 4, the number of Shares covered by an Option shall be counted on the date of grant of such Option against the aggregate number of Shares available for granting Options under the Plan.

     (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar rights to purchase Shares or other securities of the Company or other similar corporation transaction or event affects the Shares subject to Option grants under the Plan such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of(i) the number of Shares which may thereafter be made the subject of Options; (ii) the number of Shares subject to outstanding Option awards; (iii) the purchase or exercise price with respect to any Option, provided, however, that the number of Shares covered by an Option or to which such Option relates shall always be a whole number.

     (d) Incentive Stock Options. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 2,000,000, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provisions.


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                                    SECTION 5

                                   ELIGIBILITY
                                   -----------

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Option and the terms of any Option, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to fall or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

                                    SECTION 6

                                     AWARDS.
                                     ------

     (A) OPTION AWARDS
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     The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

     (i) Exercise Price. The purchase price per Share purchasable under an
         --------------
Option shall be determined by the Committee, provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option, provided further, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time such Option is granted, owns Shares of the Company or shares of any subsidiary corporation or parent corporation of the Company which possesses more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any subsidiary corporation or parent corporation of the Company (hereinafter, a "10% Shareholder"), the purchase price for each Share shall be such amount as the Committee in its best judgment shall determine to be not less than one hundred ten percent (110%) of the Fair Market Value per Share at the date the Incentive Stock Option is granted. In determining stock ownership of a Participant for any purposes under the Plan, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by Participant and believed by it to be true.

     (ii) Option Term. The term of each Option shall be fixed by the Committee
          -----------
which in any event shall not exceed a term (10) years from the date of the grant, provided, however, that the term of any Incentive Stock Option granted to any 10% Shareholder shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock option was granted.

     (iii) Maximum Grant of Incentive Stock Options. The aggregate Fair Market
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Value (determined on the date the Incentive Stock Option is granted) of Shares subject to an Incentive Stock Option (when first exercisable) granted to a Participant by the Committee in any calendar year shall not exceed $100,000.

     (iv) Time and Method of Exercise. Subject to the provisions of the Plan,
          ----------------------------
the Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other property, cancellation of credit or amounts due optionee from


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Company, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

     (v) Vesting of Options. The committee shall have discretion as to whether
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Options granted to participants shall either vest immediately on grant or shall vest over time.

     (v) Limits on Transfer of Options. No Option shall be transferable by a
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Participant otherwise than by will or by the laws of descent and distribution;
provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any Shares purchased with respect to any Option upon the death of the Participant. Each Option shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Option or Shares underlying any Option shall be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

     (vi) Restrictions: Securities Exchange Listing. All certificates for Shares
          ------------
delivered upon the exercise of Options under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a national securities exchange, the Company shall not be required to deliver any Shares covered by an Option unless and until such Shares have been admitted for trading on such securities exchange.

     (vii) Termination of Employment.
           -------------------------

     Upon termination of the employment, business relationship or consultancy, as the case may be, of any Participant, an Option previously granted to the Participant, unless otherwise specified by the Committee in the Option, shall, to the extent not theretofore exercised, terminate and become null and void, provided that:

     (a) If the Participant shall die while in the employ of the Company or during a period after termination of employment as specified in clause (b) below and at a time when such Participant was entitled to exercise an Option as herein provided, the legal representative of such Participant, or such Person who acquired such Option by bequest or inheritance or by reason of the death of the Participant, may, not later than one (1) year from the date of death, exercise any non-vested Option which was not theretofore exercise in respect of any or all of such number of Shares as specified by the Committee in such Option; and

     (b)With respect to Participants who are employees, if the employment of any employee to whom such Option shall have been granted shall terminate by reason of the Employee's retirement (at such age or upon such conditions as shall be specified by the Board of Directors), disability (as described in Section 22(e)(3) of the Code) or dismissal by the employer other than for cause (as defined below), and while such employee Participants entitled to exercise such option as herein provided, such employee Participant shall have the right to exercise any non-vested Option held by him (or her), to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee in such Option, at any time up to and including twelve (12) months after the date of such termination of employment. In the event death occurs during the 12 month period after termination for any reason


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other than for cause, the time for such optionee's representative to exercise such option shall extend to one (1) year from date of death of the optionee.

     (c) If a Participant voluntarily terminates his or her employment or consultancy, as the case may be, any non-vested Option granted hereunder shall, unless otherwise specified by the Committee in the Option, forthwith terminate with respect to any unexercised portion thereof.

     (d) If a Participant is terminated for cause as hereinafter defined, all vested and non-vested options shall terminate immediately unless otherwise specified by the Committee in the Option or at time of termination.

     (e) If an Option granted hereunder shall be exercised by the legal representative of a deceased or disabled Participant, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of death of any such person, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

     (f) For all purposes of the Plan, the term "for cause" shall mean, (i) with respect to a Participant who is a party to a written employment or consultancy agreement with the Company, as the case may be, which contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment or consultancy thereunder by the Company, "for cause" or "cause" as defined in the most recent of such agreements, or (ii) in all other cases, as determined by the Committee, in its sole discretion, that one or more of the following has occurred: (W) any failure by a Participant to substantially perform his or her employment or consultancy duties, as the case may be, which shall not have been corrected within thirty (30) days following written notice thereof, (X) any engaging by such Participant in misconduct or, in the case of an officer Participant, any failure or refusal by such officer Participant to follow the directions of the Company's Board of Directors or Chief Executive Officer of the Company which, in either case, is injurious to the Company or any Affiliate, (Y) any breach by a Participant of any covenant contained in the instrument pursuant to which an Option is granted, or (Z) such Participant's conviction of or entry of a plea of nolo contendere in respect of any felony, or of a misdemeanor which results in or is reasonably expected to result in economic or reputational injury to the Company or any of its Affiliates.

     (g) Notwithstanding the foregoing, all vested options shall expire on the termination date specified on the first page on the option except in the case of dismissal for cause, in which case, vested options shall expire on the effective date of dismissal.

(B) STOCK AWARDS:
-----------------

     The committee may, in its discretion, grant stock awards under this Plan as it deems necessary or appropriate consistent with the purposes and provisions of the Plan.

                                    SECTION 7

                     AMENDMENT AND TERMINATION: ADJUSTMENTS.
                     --------------------------------------

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Option Agreement or in the Plan:


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     (a) Amendments to the Plan. The Board of Directors of the Company may
         ----------------------
amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Option Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

     (i) would cause Rule 16b-3 to become unavailable with respect to the Plan;

     (ii) would violate the rules or regulations of any national securities exchange on which the Shares of the Company are traded or the rules or regulations of the National Association of Securities Dealers, Inc. that are applicable to the Company; or

     (iii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

     (b) Amendments to Option Grants. The Committee may waive any conditions or
     -------------------------------
rights of the Company under any outstanding Option grant, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Option grant, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

     (c) Correction of Defects, Omissions and Inconsistencies. The Committees
         ----------------------------------------------------
may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem desirable to carry the Plan into effect.

                                    SECTION 8

                      INCOME TAX WITHHOLDING: TAX BONUSES.
                      -----------------------------------

        (a) Withholding. In order to comply with all applicable federal or state
            -----------
income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise of any Option, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of any Option with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than the Shares issuable upon exercise of the applicable Option with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

        (b) Tax Bonuses. The Committee, in its discretion, shall have the
            -----------
authority, at the time of grant of any Option under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise in order to provide funds to pay all or a portion of federal and sate taxes due as a result of such exercise. The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.


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                                    SECTION 9

                               GENERAL PROVISIONS.
                               ------------------

     (a) No Rights to Option Grants. No Eligible Person, Participant or other
         --------------------------
Person shall have any claim to be granted an Option under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Options granted under the Plan. The terms and conditions of Options need not be the same with respect to any Participant or with respect to different Participants.

     (b) Option Agreements. No Participant will have rights under an Option
         -----------------
granted to such Participant unless and until an Option Agreement shall have been duly executed on behalf of the Company. Each Option Agreement shall set forth the terms and conditions of any Option granted to a Participant consistent with the provisions of this Plan.

     (c) No Limit on Other Compensation Arrangements. Nothing contained in the
         -------------------------------------------
Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) No Right to Employment. The grant of an Option shall not be construed
         ----------------------
as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in anyway the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement.

     (e) Governing Law. The validity, construction and effect of the Plan or any
         -------------
Option granted hereunder, and any rules and regulations relating to the Plan or any Option granted hereunder, shall be determined in accordance with the laws of the State of Delaware except to the extent preempted by Federal law.

     (1) Severability. If any provision of the Plan or any Option is or becomes
         ------------
or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction or Option, and the remainder of the Plan or any Option shall remain in full force and effect.

     (g) Section Headings. The section headings included herein are only for
         ----------------
convenience, and they shall have no effect on the interpretation of the Plan.

                                   SECTION 10

                           EFFECTIVE DATE OF THE PLAN.
                           --------------------------

The Plan shall be effective on February __,2004 (the "Plan Effective Date"), subject to approval by the Company's stockholders within one (1) year thereafter.


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                                   SECTION 11

                                TERM OF THE PLAN.
                                ----------------

Unless the Plan shall have been discontinued or terminated as provided in
Section 7(a), the Plan shall terminate on February 1, 2014. No Option shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Option grants, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

IN WITNESS WHEREOF, this Plan has been executed at _______________________ on this ____ day of February, 2004.

                    ATLANTIS BUSINESS DEVLOPMENT CORPORATION

By /s/ John Leo
   -----------------------------
   John Leo
   President and Chief Executive Officer


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